EXHIBIT 99.1

ASHER-MENASHE PETROLEUM EXPLORATION LICENSE NO. 334

EXTENSION LETTER (TRANSLATION)

State of Israel

Ministry of Energy and Water

Natural Resources Authority

Oil and Gas Division

7 July 2013

Attn:

Mr. Victor Carrillo, President

Zion Oil & Gas, Inc.

Bareket 22 P.O.B 3138

Caesarea Industrial Area Park (North)

38900

Greetings,

Subject: Extension of Asher Menashe License/334

Reference: Your letter dated 23 May 2013

In reply to your request I hereby approve the extension of one year until 9 June 2014 the final expiration of the license.

During the period of extension "Zion Oil & Gas" need to execute the working plan as follows:

1. Transfer the rig to E-3 location, directly after the plugging MR2 and MJ3 – no later than 1 Nov. 2013.

2. Perform perforation and stimulation operation at E-3 at the suspected zone within the Jurassic that is suspected to have oil and make a production test by DST. These activities are to take place during the period of extension.

3. In case the outcome of the tests will be negative, the well is to be abandoned according to the approved P&A plan immediately upon completion of the test. Within 60 days after P&A, a final and detailed report is to be submitted and the license is to be returned.

With Blessings,

Alexander Varshavski

Petroleum Commissioner